                                                                      EXHIBIT 11


                               LASERTECHNICS, INC.
                              3208 COMMANDER DRIVE
                             CARROLLTON, TEXAS 75006

                                                             AS OF JULY 14, 1997
                                                                         (FINAL)

To the Holders listed on Schedule I attached hereto:

                              STANDSTILL AGREEMENT

Dear Sirs:

            This Standstill Agreement sets forth the terms and conditions on which Lasertechnics, Inc., a Delaware corporation (the "Company"), and the undersigned holders of record ("Holders") of (i) shares of the Series D Preferred Stock, $.01 par value per share, of the Company (the "Series D Preferred Stock"), (ii) shares of the Series E Preferred Stock, $.01 par value per share, of the Company (the "Series E Preferred Stock" and, together with the Series D Preferred Stock, the "Preferred Stock"), (iii) the Company's 10% Subordinated Convertible Debentures, Due March 1, 1999 ("March 1996 Debentures"), and (iv) the Company's 10% Convertible Debentures, Due March 1, 1999, Series B (the "Series B Debentures" and, together with the March 1996 Debentures, the "Convertible Debentures") have agreed to amend the terms of the Preferred Stock and the Convertible Debentures to provide for, among other things, certain limitations on the convertibility of such securities.

            1. Exchange of Preferred Stock and Convertible Debentures:
Standstill Provisions. (a) Upon the effectiveness of the Standstill pursuant to paragraph l(c) of this Agreement, each of the Holders shall exchange all shares of Series D Preferred Stock and Series E Preferred Stock held by such Holder for an equal number of shares of a new series of preferred stock of the Company to be designated the Series F Preferred Stock, par value $.01 per share (the "Series F Preferred Stock"). The Certificate of Designation for the Series F Preferred Stock (the "Series F Certificate of Designation") shall be in the form attached hereto as Exhibit B.

            (b) Upon the effectiveness of the Standstill pursuant to paragraph l(c) of this Agreement, the March 1996 Debentures and the Series B Debentures shall each be amended (i) by reducing the "Fixed Conversion Price" therein by $1.00, and (ii) by adding a new paragraph (f) to the end of Section 4 of each such Convertible Debenture, in each case as provided in the form of Allonge to 10% Convertible Debenture Due March 1, 1999, attached hereto as Exhibit C (the "Form of Allonge").

Lasertechnics, Inc.
Standstill Agreement dated as of July 14, 1997 (Final)
Page 2 of 7


            (c) Each Holder of shares of Preferred Stock or Convertible Debentures hereby agrees to the limitations on the convertibility of such securities provided for in Section 5(f) of the Series F Certificate of Designation and the Form of Allonge, respectively (such limitations on convertibility, collectively, the "Standstill"), effective on the date that a counterpart of this Agreement is executed and delivered by the Company and each Holder listed on Schedule I attached hereto (other than any such Holder all of whose shares of Preferred Stock and Convertible Debentures are either (x) redeemed or otherwise acquired by the Company and canceled, or (y) acquired by another Holder (who may or may not be an affiliate of the Company) that executes and delivers a counterpart of this Agreement).

            2. Warrant Coverage. Upon the effectiveness of the Standstill pursuant to paragraph l(c) of this Agreement, and in consideration of such Standstill and the other representations, warranties and agreements of the Holders set forth herein, the Company shall issue to each Holder a warrant ("Warrant") in substantially the form attached hereto as Exhibit A, to purchase up to that whole number of shares of Common Stock, $.01 par value per share, of the Company as is set forth opposite the name of such Holder on Schedule I attached hereto, at an exercise price of $ 1.00 per share of such Common Stock.

            3. Registration Rights. (a) The Registration Rights Agreement dated as of March 13, 1996, between the Company and the initial holders of the March 1996 Debentures, is hereby amended (i) to include the initial holder of the Series B Debentures as a party thereto and (ii) to include within the definition of Registrable Securities set forth in Section 1(b) of such Registration Rights Agreement the shares of Common Stock issuable or issued upon conversion of the Series B Debentures and the shares of Common Stock issuable or issued upon the exercise of the Warrants issued hereunder to the Holders of the March 1996 Debentures and Series B Debentures, to the same extent as if such shares of Common Stock were issuable or issued upon conversion of March 1996 Debentures.

            (b) The Registration Rights Agreement dated as of July 29, 1996, between the Company and the initial holders of the Series D Preferred Stock is hereby amended (i) to include Wolfensohn Partners LP ("WPLP") and the initial holder of the Series E Preferred Stock as a party thereto and (ii) to include within the definition of Registrable Securities set forth in Section 1(b) of such Registration Rights Agreement the shares of Common Stock issuable or issued upon conversion of shares of Series F Preferred Stock and the shares of Common Stock issuable or issued upon the exercise of the Warrants issued hereunder to the Holders of the Series D Preferred Stock and the Series E Preferred Stock (or upon the exercise of substantially identical warrants to be issued to WPLP in connection with the purchase by WPLP from the Company of shares of Series F Preferred Stock, the proceeds of which shall be used by the Company to acquire and cancel shares of Series D Preferred Stock pursuant to paragraph I (a)(x) hereof) to the same extent as if such shares of Common Stock were issuable or issued upon conversion of shares of Series D Preferred Stock.

Lasertechnics, Inc.
Standstill Agreement dated as of July 14, 1997 (Final)
Page 3 of 7


            4. Entire Agreement. This Agreement, including Schedule I and Exhibits A, B and C attached hereto, constitutes our entire agreement with respect to the subject matter hereof, and may not be modified or amended or any provision hereof waived except by an instrument in writing signed by the Company and each Holder.

            5. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may be executed in any number of counterparts and on separate counterparts, each of which shall be an original instrument, but all of which together shall constitute a single agreement. One or more signature pages from any counterpart of this Agreement may be attached to any other counterpart of this Agreement without in any way changing the effect thereof. This Agreement shall be effective as between the Company and each Holder that signs a counterpart of this Agreement, as of such time as the Standstill Agreement becomes effecting pursuant to Section 1(c) hereof.

            6. Governing Law. This Agreement shall be construed according to the laws of the State of Delaware.

            If the foregoing correctly sets forth your understanding of our agreement, please so indicate by signing and returning to the Company the enclosed counterpart of this Agreement.

                                    Very truly yours,

                                    LASERTECHNICS, INC.


                                    By:  /s/ E.A. Milo Mattorano
                                        ----------------------------------------
                                        Name:  E.A. Milo Mattorano
                                        Title:  Vice Pres. & CFO

The undersigned agree to the foregoing terms and provisions as of the date first above written.

BANQUE EDOUARD CONSTANT SA

By:   /s/ J.G. Mallet          /s/ M.L. Agustoni
      ------------------------------------------
      Name:  J.G. Mallet       M.L. Agustoni
      Title:  Legal Adviser

Lasertechnics, Inc.
Standstill Agreement dated as of July 14, 1997 (Final)
Page 4 of 7


The undersigned agree to the
foregoing terms and provisions
as of the date first above written.

QUEENSWAY FINANCIAL HOLDINGS LTD


By:   /s/    David Rooney
      -------------------------------------
      Name:  David Rooney
      Title:  President



MATTHEW FUND


By:   /s/ A. Aoiglo                         For and on behalf of
      -------------------------------------
      Name:  ABN AMRO Trust Company (Cayman) Limited
      Title:  Administrator, Matthew Fund



GAM ARBITRAGE INVESTMENTS, INC.         By Angelo, Gordon & Co., L.P.
                                        Investment Adviser

By:  /s/ Michael L. Gordon
      -------------------------------------
      Name:  Michael L. Gordon
      Title:  Chief Operating Officer



LEONARDO, L.P.                          By Angelo, Gordon & Co., L.P.
                                        General Partner

By:  /s/ Michael L. Gordon
      -------------------------------------
      Name:  Michael L. Gordon
      Title:    Chief Operating Officer

Lasertechnics, Inc.
Standstill Agreement dated as of July 14, 1997 (Final)
Page 5 of 7


The undersigned agree to
the foregoing terms and provisions
as of the date first above written.


RAPHAEL, L.P.


By:   /s/ Michael L. Gordon
      ---------------------------------------
      Name:  Michael L. Gordon
      Title:  Chief Operating Officer



H.T. ARDINGER


By:   /s/ H.T. Ardinger, Jr.
      ---------------------------------------
      Name:
      Title:



CAPITAL VENTURES INTERNATIONAL


By:   /s/ Martin Uobinger
      ---------------------------------------
      Name:  Martin Uobinger
      Title:  Managing Director



MEINL BANK AG


By:   /s/ R. Kolfer       /s/ C. Wegscheidler
      ---------------------------------------
      Name:  R. Kolfer        C. Wegscheidler
      Title:  Director        Deputy Manager

Lasertechnics, Inc.
Standstill Agreement dated as of July 14, 1997 (Final)
Page 6 of 7


Agreed to for the purposes of paragraph 3(b) hereof, only:

WOLFENSOHN PARTNERS L.P.


By:   /s/ R.C.E. Morgan
      -----------------------------------
      Name:  R.C.E. Morgan
      Title:  General Partner

Lasertechnics, Inc.
Standstill Agreement dated as of July 14, 1997 (Final)
Page 7 of 7


                                   SCHEDULE I



                                            UNCONVERTED         PORTION OF BALANCE      NUMBER OF
             HOLDERS                          BALANCE           SUBJECT TO LOCKUP*   WARRANT SHARES**
---------------------------------          -------------        ------------------   ----------------
A. Series D Preferred Stock
     Banque Edouard Constant               $  250,000.00          $  190,000.00           47,500
     Merced Partners                       $  250,000.00          $  190,000.00           47,500
     Queensway Fin'l                       $  150,000.00          $  120,000.00           30,000
     Matthew Fund                          $  150,000.00          $  120,000.00           30,000
     Lakeshore International               $  100,000.00          $   80,000.00           20,000
     Richcourt                             $  130,000.00          $  100,000.00           25,000
     GAM Arbitrage                         $  150,000.00          $  120,000.00           30,000
     Leonardo LP                           $1,000,000.00          $  750,000.00          187,500
     Raphael                               $  150,000.00          $  120,000.00           30,000
                                           -------------          -------------          -------
                        Subtotal:          $2,330,000.00          $1,790,000.00          447,500

B. Series E Preferred Stock
     H.T. Ardinger                         $  500,000.00          $  380,000.00           95,000

C. March 1996 Debentures
     Capital Ventures Int'l                $  950,000.00          $  712,500.00          178,125

D. Series B Debentures
     Meinl Bank AG                         $  500,000.00          $  375,000.00           93,750
                                           -------------          -------------          -------

                           Total:          $4,280,000.00          $3,257,000.00          814,375
                                           =============          =============          =======



--------

* This column represents 75% of the unconverted balance, rounded up in the case of the Preferred Stock to the next higher multiple of $10,000. Rounding is necessary in the case of the Preferred Stock because fractional shares cannot be converted. Each share of Preferred Stock has a stated value of $10,000.

**    25% warrant coverage on balance subject to lockup.

                                                                       EXHIBIT A

NEITHER THIS WARRANT NOR ANY SHARES ACQUIRED UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR UNDER ANY STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR ANY SUCH SHARES MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND STATE SECURITIES LAWS OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION.

WARRANT NO. ___                                 FOR THE PURCHASE OF _____ SHARES


                               LASERTECHNICS, INC.

                          COMMON STOCK PURCHASE WARRANT


       THIS CERTIFIES THAT, for value received, _______________________________ ("___________________") or its successors in interest, assigns or transferees (collectively, the "Warrant Holder"), is entitled to purchase from Lasertechnics, Inc., a Delaware corporation (the "Company"), shares of the Company's Common Stock (as defined in paragraph 9(a) hereof) (the "Warrant Shares") at the exercise price of ONE DOLLAR ($1.00) per share ("Exercise Price"). The number of Warrant Shares and the Exercise Price shall be adjusted and readjusted or changed from time to time in accordance with paragraph 4 hereof.

       This Warrant may be exercised at any time and from time to time on or prior to July 14, 2002.

       1. Exercise of Warrant.

       The rights represented by this Warrant may be exercised by the Warrant Holder, in whole or in part, by (a) delivering to the Company a duly executed notice of exercise in the form of Annex A hereto and (b) delivering a check payable to (or wire transfer to the account of) the Company in an amount equal to the product of (x) the Exercise Price times (y) the number of Warrant Shares as to which this Warrant is being exercised (such product, the "Total Exercise Price"). This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of delivery of a duly executed notice of exercise, together with the amount payable upon exercise of this Warrant and, as of such moment, (i) the rights of the Warrant Holder, as such, with respect to the number of Warrant Shares as to which this Warrant is being exercised shall cease, and (ii) such Warrant Holder shall be deemed to be the record holder of the shares of Common Stock issuable upon such exercise. As soon as practicable after the exercise, in whole or in part, of this Warrant, and in any event within 5 business days thereafter, the Company at its expense (including the payment by it of any applicable issuance or stamp taxes) will cause to be issued in the name of and delivered to the Warrant Holder, or as the Warrant Holder (upon payment by the Warrant Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock to which the Warrant Holder shall be entitled upon such exercise. In the event of partial exercise of this Warrant, the Warrant need not be delivered to the Company provided that the Warrant Holder agrees to make a notation of such partial exercise on the Warrant. If this Warrant is delivered to the Company, the Company shall issue and deliver to the Warrant Holder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical to this Warrant.

       2. Investment Representation.

       The Warrant Holder by accepting this Warrant represents that the Warrant Holder is acquiring this Warrant for its own account or the account of an affiliate for investment purposes and not with the view to any offering or distribution and that the Warrant Holder will not sell or otherwise dispose of this Warrant or the underlying Warrant Shares in violation of applicable securities laws. The Warrant Holder acknowledges that, until such time as the Warrant Shares are registered under the Act or resold pursuant to Rule 144 thereunder, the certificates representing any Warrant Shares will bear a legend indicating that they have not been registered under the Act, and may not be sold by the Warrant Holder except pursuant to an effective registration or pursuant to an exemption from registration. The Warrant Holder shall be entitled to include the Warrant Shares in any demand or piggyback registration to which the Warrant Holder is entitled in respect of Common Stock held by it under the Registration Rights Agreement dated as of [March 13, 1996] [July 29, 1996,]* among the Company, the initial holder of this Warrant and the other parties thereto (the "Registration Rights Agreement") (provided that such registration is on a form that permits the resale of the Warrant Shares by the Warrant Holder to be registered thereunder), to the same extent as if the Warrant Shares were included in the definition of Registrable Securities set forth therein.

       3. Validity of Warrant and Issue of Shares.

       The Company represents and warrants that this Warrant has been duly authorized and validly issued and warrants and agrees that all shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, when issued upon such exercise, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Company further warrants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company

--------

* March 13, 1996 Agreement relates to Convertible Debentures. July 29, 1996 Agreement, the Series D Preferred Stock.

will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

       4. Antidilution Provisions.

       The terms of this Warrant shall be subject to adjustment as follows:

       (a) In case the Company shall (i) pay a stock dividend or make a distribution to holders of Common Stock in shares of its Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, (A) the Exercise Price shall be increased or decreased, as the case may be, to an amount which shall bear the same relation to the Exercise Price in effect immediately prior to such action as the total number of shares outstanding immediately prior to such action shall bear to the total number of shares outstanding immediately after such action and (B) this Warrant automatically shall be adjusted so that it shall thereafter evidence the right to purchase the kind and number of Warrant Shares or other securities which the Warrant Holder would have been entitled to receive after such action if this Warrant had been exercised immediately prior to such action or any record date with respect thereto. An adjustment made pursuant to this subparagraph (a) shall become effective retroactively immediately after the record date in the case of a dividend or distribution of Common Stock and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

       (b) In case the Company shall fix a record date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of (i) assets (other than cash dividends or cash distributions payable out of consolidated net income or retained earnings or dividends payable in Common Stock), (ii) evidences of indebtedness or other debt or equity securities of the Company, or of any corporation other than the Company (except for the Common Stock of the Company) or (iii) subscription rights, options or warrants to purchase any of the foregoing assets or securities, whether or not such rights, options or warrants are immediately exercisable (hereinafter collectively called "Distributions on Common Stock"), the Company shall make provisions for the Warrant Holder to receive upon exercise of this Warrant, a proportional amount (depending upon the extent to which this Warrant is exercised) of such assets, evidences of indebtedness, securities or such other rights, as if such Warrant Holder had exercised this Warrant on or before such record date.

       (c) In case of any consolidation or merger of the Company with or into another corporation or the sale of all or substantially all of the assets of the Company to another corporation, this Warrant thereafter shall be exercisable for the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Company deliverable upon exercise of this Warrant would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment shall be made in the application of the provisions in this paragraph 4, to the end that the provisions set forth in this paragraph 4 (including provisions with respect to changes in and adjustments of the exercise price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

       (d) Upon the occurrence of each adjustment or readjustment of the exercise price or any change in the number of Warrant Shares or in the shares of stock or other securities or property deliverable upon exercise of this Warrant pursuant to this paragraph 4, the Company at its expense shall promptly compute such adjustment or readjustment and change in accordance with the terms hereof and furnish to each holder hereof a certificate signed by the chief financial officer of the Company, setting forth such adjustment or readjustment and change and showing in detail the facts upon which such adjustment or readjustment and change is based. The Company shall, upon the written request at any time of the Warrant Holder, furnish or cause to be furnished to such Holder, a similar certificate setting forth (i) such adjustment or readjustment and change, (ii) the Exercise Price then in effect, and (iii) the number of Warrant Shares and the amount, if any, of other shares of stock and other securities and property which would be received upon the exercise of the Warrant.

       (e) The Company shall not be required upon the exercise of this Warrant to issue any fraction of shares, but shall make any adjustment therefor by rounding the number of shares obtainable upon exercise to the next highest whole number of shares.

       5. Transfer of Rights.

       This Warrant is transferable in whole or in part, at the option of the Warrant Holder upon delivery of the Warrant Assignment Form annexed as Annex B hereto, duly executed. The Company shall execute and deliver a new Warrant or Warrants in the form of this Warrant with appropriate changes to reflect the issuance of subsequent Warrants, in the name of the assignee or assignees named in such instrument of assignment and, if the Warrant Holder's entire interest is not being transferred or assigned, in the name of the Warrant Holder, and this Warrant shall promptly be canceled. Any transfer or exchange of this Warrant shall be without charge to the Warrant Holder and any new Warrant or Warrants issued shall be dated the date hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or for which it may be exchanged. The Warrant Holder (and not the Company) will be responsible for any stamp, transfer or other taxes payable on any such transfer.

       6. Lost, Mutilated or Missing Warrant.

       Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor, denomination and date.

       7. Rights of Warrant Holder.

       The Warrant Holder shall not, by virtue hereof, be entitled to any voting or other rights of a shareholder of the Company, either at law or equity, and the rights of the Warrant Holder are limited to those expressed in this Warrant.

       8. Successors.

       All the provisions of this Warrant by or for the benefit of the Company or the Warrant Holder shall bind and inure to the benefit of their respective successors and assigns.

       9. Miscellaneous.

       (a) As used herein, the term "Common Stock" shall mean and include the Company's currently authorized common stock, $.01 par value per share, and stock of any other class or other consideration into which such currently authorized Common Stock may hereafter have been changed.

       (b) This Warrant shall be construed in accordance with and governed by the laws of the State of Delaware.

       (c) The caption headings used in this Warrant are for convenience of reference only and shall not be construed in any way to affect the interpretation of any provisions of this Warrant.

       10. Notices.

       Any notice pursuant to this Warrant shall be efficiently given if sent by first class mail, postage prepaid, or delivered by facsimile transmission, addressed as follows:

       If to the Company, then to it at:

       Lasertechnics, Inc.
       3208 Commander Drive
       Carrollton, Texas 75006
       Attention: Chief Financial Officer
       Facsimile No.: (972) 407-9085

       (or to such other address as the Company may have furnished in writing to the Warrant Holder for this purpose); and

       If to the Warrant Holder, then to it at such address as such Warrant Holder may have furnished in writing to the Company for this purpose.

       11. [ADDITIONAL RESTRICTIONS ON EXERCISE;] Securities Act Representation.

       [NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, IN NO EVENT SHALL THE WARRANT HOLDER EXERCISE THIS WARRANT TO THE EXTENT THAT (i) THE NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED BY SUCH HOLDER AND ITS AFFILIATES (OTHER THAN SHARES OF COMMON STOCK WHICH MAY BE DEEMED BENEFICIALLY OWNED THROUGH THE OWNERSHIP OF THE UNEXERCISED PORTION OF THIS WARRANT OR THE UNEXERCISED OR UNCONVERTED PORTION OF ANY OTHER SECURITIES OF THE COMPANY (INCLUDING, WITHOUT LIMITATION, THE COMPANY'S 10% CONVERTIBLE DEBENTURES DUE MARCH 1, 1999 AND/OR WARRANTS ISSUED TO THE INITIAL HOLDER HEREOF) SUBJECT TO A LIMITATION ON CONVERSION, EXCHANGE OR EXERCISE ANALOGOUS TO THE LIMITATION CONTAINED HEREIN) AND (ii) THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT (OR PORTION THEREOF) WITH RESPECT TO WHICH THE DETERMINATION DESCRIBED HEREIN IS BEING MADE, WOULD RESULT IN BENEFICIAL OWNERSHIP BY THE WARRANT HOLDER AND ITS AFFILIATES OF MORE THAN 4.9% OF THE OUTSTANDING SHARES OF THE COMMON STOCK. FOR PURPOSES OF THE IMMEDIATELY PRECEDING SENTENCE, BENEFICIAL OWNERSHIP SHALL BE DETERMINED IN ACCORDANCE WITH
SECTION 13(d) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND REGULATION 13D-G THEREUNDER, EXCEPT AS OTHERWISE PROVIDED IN CLAUSE (i) OF THE PRECEDING SENTENCE.]** The initial holder of this Warrant, by taking and holding the same, represents to the Company that such holder is acquiring this Warrant for investment only and not with a view to the distribution thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act.


--------

** To be included at the request of any initial Warrant Holder that requests this "savings" clause.

       IN WITNESS WHEREOF, the Company, intending to be legally bound hereby, has caused this Warrant to be signed by its Vice President, and attested by its Secretary or Assistant Secretary as of the 14th day of July, 1997.

                                    LASERTECHNICS, INC.

                                    By: _______________________________
                                        Name:
                                        Title:

Attest:


_______________________________
Name:
Title:

                                                                         Annex A

                          COMMON STOCK PURCHASE WARRANT

                               NOTICE OF EXERCISE

                                                               ____________ 19__

To: LASERTECHNICS, INC.

The undersigned, pursuant to the provisions set forth in Warrant No.______, hereby irrevocably elects and agrees to purchase ___________ shares of the Company's Common Stock covered by such Warrant, and makes payment herewith in full therefor of the Total Exercise Price of $__________________.

The undersigned hereby represents that the undersigned is exercising such Warrant for its own account or the account of an affiliate and will not sell or otherwise dispose of the underlying Warrant Shares in violation of applicable securities laws. If said number of shares is less than all of the shares purchasable hereunder the undersigned requests that a new Warrant evidencing the rights to purchase the remaining Warrant Shares (which new Warrant shall in all other respects be identical to the Warrant exercised hereby) be registered in the name of ________________________________ whose address is:

______________________________

______________________________

______________________________




                                    Signature:   _______________________________

                                    Printed name:_______________________________

                                    Address:     _______________________________

                                                 _______________________________

                                                 _______________________________

                                                                         Annex B

                                   ASSIGNMENT

       FOR VALUE RECEIVED ________________________ hereby sells, assigns and transfers all of its rights as set forth in Warrant No. _____________ with respect to the shares of the Company's Common Stock covered thereby as set forth below unto:

NAME OF ASSIGNEE(S)                 ADDRESS(ES)                  NO. OF SHARES
-------------------                 -----------                  -------------
_________________________           ________________________     _______________

_________________________           ________________________     _______________


       All notices to be given by the Company to the Warrant Holder pursuant to paragraph 10 of Warrant No._______ shall be sent to the Assignee(s) at the above stated address(es), and, if the number of shares being hereby assigned is less than all of the shares covered by Warrant No._______ , than also to the undersigned.

       The undersigned requests that the Company execute and deliver, if necessary to comply with the provisions of paragraph 5 of Warrant No.________, a new Warrant or, if the number of shares being hereby assigned is less than all of the shares covered by Warrant No.________, new Warrants in the name of the undersigned, the assignee and/or the assignees, as is appropriate.

Dated: _______________________, 19__

                                    Signature:    ______________________________

                                    Printed name: ______________________________

                                    Address:      ______________________________

                                                  ______________________________

                                                  ______________________________

                                                                       EXHIBIT B








                                 See Exhibit 20
                           attached to Amendment No. 7
                                 to Schedule 13D

                                                                       EXHIBIT C

THE SECURITIES TO WHICH THIS ALLONGE IS ATTACHED HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.


                               LASERTECHNICS, INC.


No. _________________                                              July 14, 1997


                      ALLONGE TO 10% CONVERTIBLE DEBENTURE
                                DUE MARCH 1, 1999
                       ----------------------------------



            REFERENCE IS MADE to that certain 10% Convertible Debenture Due March 1, 1999 (the "Debenture"), of LASERTECHNICS, INC., a Delaware corporation (the "Company"), payable to _______________ or its registered assign (the "Holder"). This Allonge amends the Debenture, effective as of the date first written above: (i) to provide for certain limitations on the right of the Holder to convert the Debenture during the Standstill Period (as defined herein) and
(ii) to reduce the Fixed Conversion Price (as defined in the Debenture) by $1.00.

            NOW, THEREFORE, IN CONSIDERATION OF THE PREMISES and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be bound hereby, the Company hereby covenants and agrees with and for the benefit of the Holder, its successors and assigns, as follows:

            SECTION 1. The Debenture is hereby amended, effective as of the date first written above, by adding a new subsection "(f)" to such Section 4 of the Debenture, as follows:

                  "(f) Standstill. Anything contained herein to the contrary notwithstanding, during the period from and including July 14, 1997, to and including February 13, 1998 (the "Standstill Period"), no record Holder of Debentures shall be entitled to convert any Debentures held by such Holder, except to the extent that the aggregate principal amount of Debentures converted by such Holder (or redeemed by the Company in lieu of conversion) during the Standstill Period does not, during the period indicated below, exceed the applicable aggregate percentage set forth below of the principal amount of Debentures held by such Holder on the first day of the Standstill Period:

            Portion of Standstill Period                 Aggregate Percentage
            ----------------------------                 --------------------
            From and including July 14, 1997,
                  to and including October 13, 1997....      25%

            From and including October 14, 1997,
                  to and including November 13, 1997...      40%

            From and including November 14, 1997,
                  to and including December 13, 1997...      55%

            From and including December 14, 1997,
                  to and including January 13, 1998....      70%

            From and including January 14, 1998,
                  to and including February 13, 1998...      85%

            From and after February 14, 1998...........     100%

      For all purposes of this Section 4(f) any Holder (a "Transferee") that acquires Debentures during the Standstill Period from another Holder (the "Transferor") in any single transaction (the "Transfer") shall be deemed
      (i) to have held at the beginning of the Standstill Period Debentures in the aggregate principal amount equal to the product of (x) the aggregate principal amount of Debentures held by the Transferor at the beginning of the Standstill Period times (y) the Acquired Percentage; and (ii) to have converted (or have had redeemed by the Company in lieu of conversion) during the period from the beginning of the Standstill Period through the date of such Transfer Debentures in the aggregate principal amount equal to the product of (x) the aggregate principal amount of Debentures converted by such Transferor (or redeemed by the Company in lieu of conversion) from the beginning of the Standstill Period through the date of such Transfer times (y) the Acquired Percentage. As used in this paragraph, the term "Acquired Percentage" means the percentage that the aggregate principal amount of Debentures acquired by the Transferee from the Transferor in such Transfer bears to the aggregate principal amount of Debentures held by the Transferor immediately before giving effect to such Transfer. Upon any Transfer, for all purposes of this Section 4(f), the Transferor shall be deemed (i) to have held at the beginning of the Standstill Period Debentures in the aggregate principal amount equal to the product of (x) the aggregate principal amount of Debentures held by the Transferor at the beginning of the Standstill Period times (y) the difference between 100% and the Acquired Percentage; and (ii) to have converted (or have had redeemed by the Company in lieu of conversion) during the period from the beginning of the Standstill Period through the date of such Transfer Debentures in the aggregate principal amount equal to the product of (x) the aggregate principal amount of Debentures converted by such Transferor (or redeemed by the Company in lieu of conversion) from the beginning of the Standstill Period through the date of such Transfer times (y) the difference between 100% and the Acquired Percentage. In the event of successive Transfers, this paragraph will be applied successively.

      Notwithstanding anything herein to the contrary, if at any time during the Standstill Period the Company shall, in breach of its obligations hereunder, fail to convert (or to redeem in lieu of conversion) any Debentures (or portion thereof) held of record by the Holder of this Debenture and properly presented for conversion by the Holder pursuant to this Section 4 (and which the Holder is entitled to convert pursuant to this Section 4(f)), then, upon written notice by the Holder to the Company given pursuant to this paragraph (and without limiting any other rights or remedies of the Holder in respect of such failure to convert), so long as such default by the Company shall continue, the provisions of this Section 4(f) shall not apply to the Holder.

            SECTION 2. The Debenture is hereby amended, effective as of the date first written above, by deleting the figure "$2.00" in clause (x) of Section 4(a), immediately prior to the words "(the 'Fixed Conversion Price')" and inserting the figure "$1.00" in lieu thereof.

            SECTION 3. Except as otherwise expressly provided herein, the Debenture shall remain in full force and effect as originally issued, and all the terms and provisions thereof, except as expressly modified herein, are hereby ratified and affirmed.

            SECTION 4. The Holder represents and warrants that it is the beneficial and record owner of the Debenture on the date first written above and covenants and agrees to firmly affix this Allonge to the Debenture, whereupon it shall become a part thereof.

            IN WITNESS WHEREOF, the undersigned Lasertechnics, Inc., has caused this Allonge to 10% Convertible Debentures Due March 1, 1999, to be executed, delivered and affixed to the Debenture as and for an allonge thereto, all on as of the date first written above.


                                    LASERTECHNICS, INC.



                                    By _______________________________________
                                       Name:
                                       Title:


ACCEPTED AND AGREED to as of
the date first written above, as and for an allonge to the Debentures.

[HOLDER]



By __________________________
   Name:
   Title: